Exhibit 99.1

CytoSorbents Announces Appointment of New Board Director

MONMOUTH JUNCTION, NJ--(November 14, 2014) - CytoSorbents Corporation (OTCQB: CTSO), a critical care immunotherapy company commercializing its CytoSorb® cytokine adsorber to treat critically-ill patients in multiple countries worldwide, announced today the appointment of Alan D. Sobel, CPA to its Board of Directors.

Al Kraus, Chairman of the Board of Directors of CytoSorbents, commented “We are very pleased to announce the addition of Alan to our Board of Directors. Alan’s history of business leadership, financial expertise, and in-depth knowledge of manufacturing organizations will add to the breadth of our current Board of Directors.”

Alan D. Sobel is the Managing Member of Sobel & Co., LLC, a Livingston, NJ based full-service accounting, auditing, taxation, and business consulting firm with a diverse clientele including small and mid-sized businesses, non-profit agencies, SEC-registered companies, and individuals. He has provided corporate advisory and consulting services, including mergers and acquisitions, for clients in the real estate, manufacturing, pharmaceutical, and distribution businesses, among others. Alan is a Certified Public Accountant, and has served in various leadership roles including Chairman of the Audit Committee of the New Jersey Society of Certified Public Accountants. He earned a Bachelor of Science degree in Accountancy from Bentley College, and a Master of Science in Taxation from Fairleigh Dickinson University.

Dr. Phillip Chan, Chief Executive Officer of CytoSorbents, commented “In addition to being a member of our Board of Directors, Alan will serve as the Chairperson of our newly-formed Audit Committee, and also will serve as Chairperson of our newly-formed Nominating and Corporate Governance Committee. With his financial expertise and guidance, we feel confident we will have the proper oversight to ensure the adequate functioning of our system of internal controls over financial reporting. In his role as Chairman of the Audit Committee, Alan will be working closely with our Chief Financial Officer, Kathleen Bloch, CPA, and with our outside auditors, WithumSmith+Brown, to provide an even higher level of financial reporting scrutiny, helping to further ensure that our financial statements fairly present our financial position, results of operations, and cash flows in all material respects. We are very fortunate to have his involvement at CytoSorbents.”

About CytoSorbents Corporation

CytoSorbents Corporation is a critical care focused immunotherapy company using blood purification to control severe inflammation -- with the goal of preventing or treating multiple organ failure in life-threatening illnesses. Organ failure is the cause of nearly half of all deaths in the intensive care unit, with little to improve clinical outcome. CytoSorb®, the Company's flagship product, is approved in the European Union as a safe and effective extracorporeal cytokine adsorber, designed to reduce the "cytokine storm" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses such as sepsis, burn injury, trauma, lung injury, and pancreatitis. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® is also being used during and after cardiac surgery to remove inflammatory mediators, such as cytokines and free hemoglobin, which can lead to post-operative complications, including multiple organ failure.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. CytoSorbents has numerous products under development based upon this unique blood purification technology, protected by 32 issued US patents and multiple applications pending, including HemoDefend™, ContrastSorb, DrugSorb, and others. Additional information is available for download on the Company's website: http://www.cytosorbents.com/.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 31, 2014, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Company Contact:
CytoSorbents Corporation
Dr. Phillip Chan, MD, PhD
Chief Executive Officer
(732) 329-8885 ext. *823
pchan@cytosorbents.com

Investor Contact:
CytoSorbents Corporation

Amy Vogel

(732) 329-8885 ext. *825

avogel@cytosorbents.com